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                                                                    EXHIBIT 99.1
                                  PSINET INC.
                              44983 Knoll Square
                            Ashburn, Virginia 20147

        SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                         SHAREHOLDERS ON JUNE 15, 2000

    The undersigned hereby appoints as Proxies, David N. Kunkel and Kathleen B. Horne, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of Common Stock of PSINet Inc. (the "Company") held of record by the undersigned on April 25, 2000 at the Special Meeting of Shareholders to be held on June 15, 2000 and any adjournments thereof.

                                                                SEE REVERSE SIDE

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You may also vote the shares held in this account by telephone or electronically through the Internet. Voting by telephone or via the Internet will eliminate the need to mail voted proxy card(s) representing shares held in this account. To vote by telephone or electronically please follow the steps below:

o Have your proxy card and social security number available.

o Be ready to enter the PIN number indicated on the reverse side of the card just below the perforation.

To vote using the telephone:

o Using a touch-tone telephone, dial 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day 7 days a week.

To vote using the Internet:

o Log on to the Internet and go to the website http://www.eproxyvote.com/psix-1

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
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                                                                  |
[ X ] Please mark your                                            |    5912
      votes as in this                                            |_____
      example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
       _________________________________________________________________
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
       _________________________________________________________________

1. To approve the issuance of stock in connection with the agreement and plan of merger among PSINet Inc., PSINet Shelf IV Inc. (a wholly-owned subsidiary of PSINet Inc.) and Metamor Worldwide, Inc.

        FOR     AGAINST    ABSTAIN
       [   ]     [   ]      [   ]


2. To approve amendments to the Company's Employee Stock Purchase Plans.

        FOR     AGAINST    ABSTAIN
       [   ]     [   ]      [   ]


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

I PLAN TO ATTEND THE    [   ]
  SPECIAL MEETING

If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer stating his title. Trustees, guardians, executors and other fiduciaries should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. Note: Please sign exactly as name appears hereon.


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.


                                           -------------------------------------


                                           -------------------------------------
                                            SIGNATURE(S)               DATE


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                          /\ FOLD AND DETACH HERE /\

                                  PSINET INC.
                              44983 Knoll Square
                               Ashburn, VA 20147

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of PSINet Inc., which will be held at the Company's offices located at 44983 Knoll Square, Ashburn, Virginia, at 10:00 a.m., on Thursday, June 15, 2000.

The accompanying Notice of Special Meeting of Shareholders and Joint
Proxy Statement/Prospectus describe the items to be considered and acted upon by the Shareholders. Please mark the boxes on the proxy card to indicate how your shares are to be voted. Alternatively, you may vote your shares by telephone or electronically through the Internet. Please see reverse.

Whether or not you plan to attend this meeting, please sign, date and return your proxy card above (or vote via telephone or the Internet) as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote in person. It is very important that your shares be represented.

Sincerely,

PSINet Inc.